United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$497,530
Unrealized Gain (Loss) on Market Value of Futures	1,405,820
Dividend Income	1,008
Interest Income	432
ETF Transaction Fees	350
Total Income (Loss)	$1,905,140

Expenses
General Partner Management Fees	$29,312
Professional Fees	12,686
Non-interested Directors' Fees and Expenses	750
NYMEX License Fee	733
Prepaid Insurance Expense	692
Brokerage Commissions	460
Total Expenses	$44,633
Net Income (Loss)	$1,860,507

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/14	$57,043,206
Withdrawals (50,000 Shares)	(2,280,689)
Net Income (Loss)	1,860,507

Net Asset Value End of Month	$56,623,024
Net Asset Value Per Share (1,250,000 Shares)	$45.30

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612